EX-4.1
FORM  OF  COMMON  STOCK  CERTIFICATE



1.     Number  of  certificate
2.     Number  of  shares  represented  by  certificate
3.     Title  of  stock  and  CUSIP  number
4.     Name  of  stockholder
5.     Date  of  issuance
6.     Corporate  seal
7.     Signature  of president and secretary of corporation at time of issuance.










































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